                           PURCHASE AND SALE AGREEMENT


                                     between


                               PERA MINERAL, INC.


                                       and


                          HARVARD PROPERTY TRUST, LLC,
                          D/B/A BEHRINGER HARVARD FUNDS

                       for that certain property known as


                            9100 EAST MINERAL CIRCLE

                               ENGLEWOOD, COLORADO


                                November 9, 2004

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                                TABLE OF CONTENTS


SECTION    1.  DEFINITIONS.....................................................1
SECTION    2.  EARNEST MONEY; AGREEMENT TO SELL AND PURCHASE...................2
A.  EARNEST MONEY..............................................................2
B.  PURCHASE AND SALE..........................................................3
C.  INDEPENDENT CONTRACT CONSIDERATION.........................................3
SECTION    3.  REPRESENTATIONS AND WARRANTIES BY SELLER........................3
A.  DUE ORGANIZATION...........................................................3
B.  POWER......................................................................4
C.  NO PROCEEDINGS.............................................................4
D.  SERVICE CONTRACTS..........................................................4
E.  TENANT LEASES..............................................................4
F.  EQUIPMENT LEASES...........................................................4
G.  RESTRICTED PERSON..........................................................5
H.  LIMITATIONS ON REPRESENTATIONS AND WARRANTIES..............................5
I.  DISCLAIMER.................................................................5
SECTION    4.  REPRESENTATIONS AND WARRANTIES OF PURCHASER.....................7
A.  DUE ORGANIZATION...........................................................7
B.  POWER......................................................................7
C.  NO PROCEEDINGS.............................................................7
D.  RESTRICTED PERSON..........................................................7
E.  LIMITATIONS ON REPRESENTATIONS AND WARRANTIES..............................7
SECTION    5.  OPERATION OF THE PROJECT PRIOR TO CLOSING.......................8
SECTION    6.  ACCESS TO THE PROJECT...........................................9
SECTION    7.  CONDITIONS TO CLOSING..........................................11
SECTION    8.  CLOSING........................................................12
A.  TIME......................................................................12
B.  ACTIONS...................................................................13
C.  DELIVERIES................................................................13
D.  PRORATIONS................................................................15
E.  CLOSING COSTS.............................................................16
F.  LEASING EXPENSES..........................................................17
G.  TITLE.....................................................................17
SECTION    9.  WAIVER; SEVERABILITY...........................................17
SECTION    10. BROKERS........................................................17
SECTION    11. SURVIVAL; FURTHER INSTRUMENTS..................................18
SECTION    12. NO THIRD PARTY BENEFITS........................................18
SECTION    13. REMEDIES.......................................................18
SECTION    14. NOTICES........................................................18
SECTION    15. ATTORNEYS' FEES................................................19
SECTION    16. CONFIDENTIALITY................................................19
SECTION    17. LIMITATION ON LIABILITY........................................20
SECTION    18. MISCELLANEOUS..................................................20

                           PURCHASE AND SALE AGREEMENT

        THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made as of the 9th day of November 2004 by and between PERA MINERAL, INC., a Colorado non-profit corporation ("SELLER"), and HARVARD PROPERTY TRUST, LLC, d/b/a BEHRINGER HARVARD FUNDS, a Delaware limited liability company, or its permitted assignee ("PURCHASER").

                              W I T N E S S E T H:
                               - - - - - - - - - -

        WHEREAS, Seller owns that certain commercial office building containing approximately 153,048 net rentable square feet, situated on approximately 8.214 acres of land, located at 9100 East Mineral Circle, Englewood, Colorado; and

        WHEREAS, Seller desires to sell its interest in such property and Purchaser desires to purchase such interest from Seller on the terms and conditions set forth below;

        NOW THEREFORE, in consideration of the premises and the respective undertakings of the parties hereinafter set forth, it is hereby agreed:

        SECTION 1. DEFINITIONS.

Wherever used in this Agreement, the words and phrases set forth below shall have the meanings set forth below or in an Exhibit to this Agreement to which reference is made, unless the context clearly requires otherwise.

        A. "BROKER" There are no outside real estate brokers involved in this transaction.

        B. "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any other day on which banking institutions in the State of Colorado are authorized by law or executive action to close.

        C. "CLOSING" means the closing at which Seller conveys title to the Project to Purchaser and Purchaser pays Seller the purchase price described in
Section 2 herein below.

        D. "CLOSING DATE" means December 6, 2004, as such date may be extended by Purchaser pursuant to Section 8A below, or as otherwise agreed upon by the parties.

        E.      "DUE DILIGENCE DEADLINE" means November 19, 2004.

        F. "EARNEST MONEY" shall have the meaning set forth in Section 2(A) below.

        G. "EQUIPMENT LEASES" shall have the meaning set forth in Section 3(F) below.

        H. "IMPROVEMENTS" means all buildings, structures, fixtures and other improvements now or hereafter located or erected on the Land (other than any trade fixtures owned by tenants).

        I. "LAND" means the real property described on EXHIBIT A, including all adjacent roadways, rights-of-way and alleys to the extent Seller has an interest therein, all mineral interests in respect of the Land to the extent Seller has an interest therein, and all easements, strips and gores, and other rights appurtenant to such real property.

        J. "PERMITTED EXCEPTIONS" means non-delinquent real property taxes on the Project and any other matters set forth on the Title Commitment and Survey (both as defined in Section 7(A) below) which are not objected to by Purchaser by the expiration of the Due Diligence Deadline.

        K. "PURCHASE PRICE" shall have the meaning set forth in Section 2(B) below.

        L. "PERSONAL PROPERTY" means all tangible and intangible personal property now or hereafter owned by the Seller and used in connection with the operation of the Project, including, without limitation, (i) all building and construction materials, equipment, appliances, fixtures and machinery, (ii) all transferable development rights and entitlement rights, permits, licenses, certificates and approvals issued in connection with the Project, (iii) all plans and specifications, Project-level books and records, operating manuals, and guaranties and warranties with respect to the Project, and (iv) Seller's rights, if any, to use the name of the Project and all other trade names, trademarks and logos used by Seller in the operation and identification of the Project;

        M. "PROJECT" means the Land, the Improvements, the Tenant Leases and the Personal Property.

        N. "SERVICE CONTRACTS" shall have the meaning set forth in Section 3(D) below.

        O.      "SURVEY" shall have the meaning set forth in Section 7(A) below.

        P. "TENANT LEASE" shall have the meaning set forth in Section 3(E) below.

        Q. "TITLE COMMITMENT" shall have the meaning set forth in Section 7(A) below.

        R. "TITLE COMPANY" means Partners Title Company, 712 Main Street, Suite 2000E, Houston, Texas 77002-3215, Attention: Reno Hartfiel (Telephone
Number: (713) 229-8484).

        SECTION 2. EARNEST MONEY; AGREEMENT TO SELL AND PURCHASE.

        A.      Earnest Money.

        Within two (2) business days after the date of execution of this Agreement by both Seller and Purchaser (or the latest of such dates if the dates are different) (the latest date of execution being the "Effective Date"), Purchaser shall deposit Two Hundred Fifty Thousand and No/100 US Dollars ($250,000.00) with the Title Company (which, together with any interest earned thereon, and additions thereto, is herein referred to as the "INITIAL EARNEST MONEY"); and, if Purchaser fails to deposit the Initial Earnest Money by such date, this Agreement shall be deemed null and void. In addition to the Initial Earnest Money, Purchaser shall deposit with the Title Company on the date which is one (1) business day after the expiration of the Due Diligence Deadline (if this Agreement then remains in effect), an additional Two Hundred Fifty Thousand and No/100 US Dollars ($250,000) (the "ADDITIONAL EARNEST MONEY"); and, if Purchaser fails to deposit the Additional Earnest Money by such date, Purchaser shall be deemed to be in default of this Agreement, this Agreement shall then immediately terminate, and the Initial Earnest Money Deposit shall be deemed forfeited by Purchaser and earned by and paid to Seller as liquidated damages. The Initial Earnest Money, the Additional Earnest Money, and, if deposited, the Second Additional Earnest Money (as hereinafter defined) (collectively the "EARNEST MONEY") shall be held by the Title Company in accordance with the terms hereof and invested in an interest bearing account reasonably acceptable to Purchaser. If this Agreement is terminated prior to Closing due to Purchaser's default hereunder, the Earnest Money, together with any interest earned thereon, shall be paid to Seller as liquidated damages and as Seller's sole and exclusive remedy except as set forth in Section 13 below. If the Closing occurs hereunder, the Earnest Money, together with any interest earned thereon, shall be paid to Seller and credited against the Purchase Price. If the Closing does not occur hereunder for any reason other than Purchaser's default hereunder, the Earnest Money, together with any interest earned thereon, shall be refunded to Purchaser.

        In the event either party improperly and unreasonably refuses to cooperate in good faith in the release of the Earnest Money, then the party at fault shall be liable for and pay all of the other party's costs, expenses, attorneys' fees, and litigation costs (including appeals) incurred to obtain the Earnest Money, together with an amount equal to eighteen percent (18%) per annum on the entire balance of the Earnest Money withheld from the date of such refusal until the date the Earnest Money is available for immediate receipt by the party entitled thereto. The obligations under the immediately preceding sentence shall survive the termination of this Agreement.

        B.      Purchase and Sale.

        On the Closing Date Seller shall convey the Project to Purchaser on the terms and conditions set forth herein. On the Closing Date the Purchaser shall accept title to the Project from Seller on the terms and conditions set forth herein and shall pay to the Seller the purchase price ("PURCHASE PRICE") of Nineteen Million Eight Hundred Thousand And No/100 US Dollars ($19,800,000.00), subject to prorations as set forth below, by wire transfer of immediately available funds.

        C.      Independent Contract Consideration.

        In addition to the Earnest Money, Purchaser shall, concurrently with its execution hereof, deliver to Seller a check in the amount of One Hundred And No/100ths US Dollars ($100.00), which amount Seller and Purchaser agree has been bargained for as consideration for Seller's execution and delivery of this Agreement and Purchaser's right to inspect the Project pursuant hereto. Such sum is in addition to and independent of any other consideration or payment provided for in this Agreement and is nonrefundable in all events.

        D.      Termination of Agreement.

        If the results of the inspections performed by or on behalf of Purchaser pursuant to Section 6 shall be unsatisfactory to Purchaser in any respect or if Purchaser otherwise determines in its sole and absolute discretion not to proceed to Closing, Purchaser shall have the right to terminate this Agreement at any time prior to the Due Diligence Deadline by the giving of written notice thereof to Seller, in which event, the Earnest Money shall be refunded to Purchaser. In the event that Purchaser fails to terminate this Agreement prior to the expiration of the Due Diligence Deadline, Purchaser shall have no further right to terminate this Agreement pursuant to this Section 2(D), and the Earnest Money shall be non-refundable to Purchaser, except as provided in this Agreement.

        SECTION 3. REPRESENTATIONS AND WARRANTIES BY SELLER.

        Seller hereby represents and warrants to Purchaser as of the date hereof as follows:

        A.      Due Organization.

        Seller is a non-profit corporation duly organized and validly existing under the laws of the State of Colorado; Seller has full power and authority, and is duly authorized, to execute, enter into, deliver and perform this Agreement and its obligations hereunder.

        B.      Power.

        This Agreement and all other agreements, instruments and documents required to be executed or delivered by Seller pursuant hereto have been or (if and when executed) will be duly executed and delivered by Seller, and are or will be legal, valid and binding obligations of Seller, enforceable against Seller in accordance with its terms.

        C.      No Proceedings.

        Except as set forth in EXHIBIT B, Seller has not received, to Seller's actual knowledge, any written notice that there is currently pending any investigation, action, suit or proceeding, including condemnation, eminent domain or similar proceedings, before any court or governmental agency or body against the Seller or the Project that might have any material adverse result to the Project. Without limiting the generality of the foregoing, (i) Seller has received no written notice of any pending zoning changes with respect to the Project, and Seller has not initiated any pending request or application for a zoning change with respect to the Project or any other property adjacent to the Project, and (ii) Seller has not received any written notices from any governmental entities of violations or alleged violations of any laws, rules, regulations or codes, including building codes, with respect to the Project which have not been corrected to the satisfaction of the governmental agency issuing such notices.

        D.      Service Contracts.

        Attached hereto as EXHIBIT C is a list of all contracts or agreements to which Seller is a party for the providing of services to or management of the Project (which contracts and agreements, together with the contracts and agreements entered into with respect to the Project after the date hereof pursuant to Section 5 below, are herein referred to collectively as the "SERVICE CONTRACTS"). Except as set forth on such EXHIBIT C, to Seller's actual knowledge, all of the Service Contracts are in full force and effect and free from material default. Complete and accurate copies of all service contracts have been, or prior to the expiration of the Due Diligence Period will be, provided for Purchaser's review.

        E.      Tenant Leases.

        Attached hereto as EXHIBIT D-1 is a list of all outstanding leases or agreements pursuant to which any person occupies, or has the right to occupy, space in the Project (which leases, agreements and other documents, together with the lease documents entered into with respect to the Project after the date hereof pursuant to Section 5 below, are herein referred to collectively as the "TENANT LEASES"). Except as shown on EXHIBIT D-1, to Seller's actual knowledge, there are no material defaults under any of the Tenant Leases and the Tenant Leases are in full force and effect. Attached hereto as EXHIBIT D-2 is a list of all security deposits and any rights to refunds of rents previously paid under the Tenant Leases except for year-end reconciliations of operating expenses and real estate taxes. Attached hereto as EXHIBIT D-3 is a list of all brokerage commissions or fees due now or payable in the future in connection with the Tenant Leases. Complete and accurate copies of all Tenant Leases have been, or prior to the expiration of the Due Diligence Period will be, provided for review by Purchaser.

        F.      Equipment Leases.

        Attached hereto as EXHIBIT E is a list of all equipment leases, if any, to which Seller is a party for the leasing of equipment used at the Project (which leases, together with any equipment leases entered into with respect to the Project after the date hereof pursuant to Section 5 below, are herein referred to collectively as the "EQUIPMENT LEASES"). Except as set forth on such EXHIBIT E, to Seller's

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

actual knowledge, all of the Equipment Leases are in full force and effect and free from material default. Complete and accurate copies of all Equipment Leases have been, or prior to the expiration of the Due Diligence Period will be, provided for review by Purchaser.

        G.      Restricted Person.

        Seller is not, and will not be, a person with whom Purchaser is restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 and Executive Order Number 13224 on Terrorism Financing effective September 24, 2001 and the regulations promulgated thereunder and including persons and entities named on the Office of Foreign Asset Control Specially Designated Nations and Blocked Persons List.

        H.      Limitations on Representations and Warranties.

        As used herein, the term "Seller's actual knowledge" means the conscious knowledge of Kathryn G. Spritzer, the Vice President of Seller, and such person shall not have any personal liability or be obligated to perform any due diligence investigations in connection with making any representations or warranties herein. Except for the representations and warranties set forth in Subsections 3(A), 3(B) and 3(G) above which shall survive the Closing indefinitely, all representations and warranties of Seller in this Agreement shall terminate 270 days after the Closing and Seller shall have no liability thereafter with respect to such representations and warranties except to the extent Purchaser has given written notice of such breach to Seller during such 270-day period and if the breach has not been cured to the satisfaction of Purchaser, filed a lawsuit against Seller within 365-days following Closing for breach of any representation or warranty. If Purchaser is aware at Closing that any of the Seller's representations or warranties in this Agreement are not true as of the Closing and Purchaser elects nonetheless to close, Purchaser shall be deemed to have waived any claim for breach of such representation or warranty. In addition, Seller shall be relieved of any liability for the representations and warranties contained in Paragraph 3(E) with respect to any Tenant Lease to the extent Purchaser has received an estoppel certificate covering the matters set forth in Paragraph 3(E) from the party who is the tenant under such Tenant Lease.

        I.      Disclaimer.

        EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, PURCHASER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO
(A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROJECT, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) THE INCOME TO BE DERIVED FROM THE PROJECT, (C) THE SUITABILITY OF THE PROJECT FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER OR ANY TENANT MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PROJECT OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROJECT, (F) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROJECT, (G) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROJECT, OR (H) COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING THE EXISTENCE IN OR ON THE PROJECT OF HAZARDOUS MATERIALS OR (I) ANY OTHER MATTER WITH RESPECT TO THE PROJECT; AND EXCEPT AS EXPRESSLY SET FORTH IN THIS

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AGREEMENT PURCHASER HEREBY WAIVES ANY RIGHT TO MAKE ANY CLAIM BASED ON ANY OF
THE FOREGOING, INCLUDING, WITHOUT LIMITATION, ANY RIGHT TO MAKE ANY CLAIM AGAINST SELLER BASED ON THE VIOLATION OF ANY ENVIRONMENTAL LAWS. ADDITIONALLY, AND EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT NO PERSON ACTING ON BEHALF OF SELLER IS AUTHORIZED TO MAKE, AND BY EXECUTION HEREOF OF PURCHASER ACKNOWLEDGES THAT NO PERSON HAS MADE, ANY REPRESENTATION, AGREEMENT, STATEMENT, WARRANTY, GUARANTY OR PROMISE REGARDING THE PROJECT OR THE TRANSACTION CONTEMPLATED HEREIN; AND NO SUCH REPRESENTATION, WARRANTY, AGREEMENT, GUARANTY, STATEMENT OR PROMISE IF ANY, MADE BY ANY PERSON ACTING ON BEHALF OF SELLER SHALL BE VALID OR BINDING UPON SELLER UNLESS EXPRESSLY SET FORTH HEREIN. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROJECT, PURCHASER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROJECT AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, AND AGREES TO ACCEPT THE PROJECT AT THE CLOSING AND WAIVE ALL OBJECTIONS OR CLAIMS AGAINST SELLER (INCLUDING, BUT NOT LIMITED TO, ANY RIGHT OR CLAIM OF CONTRIBUTION) ARISING FROM OR RELATED TO THE PROJECT OR TO ANY HAZARDOUS MATERIALS ON THE PROJECT EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROJECT WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY, TRUTHFULNESS OR COMPLETENESS OF SUCH INFORMATION EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENT, REPRESENTATION OR INFORMATION PERTAINING TO THE PROJECT, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, CONTRACTOR, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROJECT AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS" CONDITION AND BASIS WITH ALL FAULTS. IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN ADJUSTED BY PRIOR NEGOTIATION TO REFLECT THAT ALL OF THE PROJECT IS SOLD BY SELLER AND PURCHASED BY PURCHASER SUBJECT TO THE FOREGOING. THE PROVISIONS OF THIS SUBSECTION SHALL SURVIVE THE CLOSING OR ANY TERMINATION HEREOF.

        Purchaser, for itself and its agents, affiliates, successors and assigns, hereby releases and forever discharges Seller, its agents, affiliates, successors, assigns, Seller's investment manager, managers, members, partners, shareholders, officers, and directors, from any and all rights, claims and demands at law or in equity, whether direct or indirect, foreseen or unforeseen, or known or unknown at the time of this Agreement, which Purchaser has or may have in the future, arising out of, or in any way connected with, the physical, environmental, economic or legal condition of the Project, or any law or regulation applicable thereto except as expressly set forth herein.

        Purchaser hereby specifically waives the provisions of any law of any state, territory or jurisdiction that provides that a general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor. Purchaser hereby specifically acknowledges that Purchaser has carefully reviewed this Subsection 3(I) and discussed its import with legal counsel and that the provisions of this
Section 3(I) are a material part of this Agreement. The disclaimer and release contained in this Section 3(I) shall not merge with the transfer of title and

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

shall survive recordation of the Deed. Notwithstanding the foregoing, nothing herein shall be deemed to limit Purchaser's rights for a breach of a representation or warranty as provided in Subsection 3(I) or with respect to a claim for any amounts payable by Seller under Sections 8(D) and 8(E).


                                           HARVARD PROPERTY TRUST, LLC,
                                           d/b/a BEHRINGER HARVARD FUNDS


                                           By:_________________________________
                                           Name:_______________________________
                                           Title:______________________________


        SECTION 4. REPRESENTATIONS AND WARRANTIES OF PURCHASER.

        Purchaser hereby represents and warrants to Seller as of the date hereof as follows:

        A.      Due Organization.

        Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has full power and authority, and is duly authorized, to execute, enter into, deliver and perform this Agreement and its obligations hereunder.

        B.      Power.

        This Agreement and all other agreements, instruments and documents required to be executed or delivered by Purchaser pursuant hereto have been or (if and when executed) will be duly executed and delivered by Purchaser, and are or will be legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with its terms.

        C.      No Proceedings.

        Purchaser has not received any written notice that there is currently pending any proceedings, legal, equitable or otherwise, against Purchaser which would affect its ability to perform its obligations hereunder.

        D.      Restricted Person.

        Purchaser is not, and will not be, a person with whom Seller is restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 and Executive Order Number 13224 on Terrorism Financing effective September 24, 2001 and the regulations promulgated thereunder and including persons and entities named on the Office of Foreign Asset Control Specially Designated Nations and Blocked Persons List. 1

        E.      Limitations on Representations and Warranties.

        All representations and warranties of Purchaser in this Agreement shall survive the Closing indefinitely.

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

        SECTION 5. OPERATION OF THE PROJECT PRIOR TO CLOSING.

        The Seller shall do all of the following, from and after the date hereof and prior to the Closing:

                (A) Operate and maintain the Project in the same manner as it is currently being operated and shall, subject to damage, destruction or loss to the Project in which event Purchaser shall have the rights set forth in Section 7(D), cause the Project to be, on the Closing Date, in the same condition as exists as of the date of this Agreement (normal wear and tear and damage by permitted casualty excepted).

                (B) Maintain, or cause to be maintained, all existing insurance carried by Seller on the Improvements.

                (C) Without the prior written consent of Purchaser (except in the case of emergencies and except for tenant improvements required or permitted under the Tenant Leases), not make, or obligate itself to make, any material alterations or modifications to the Project.

                (D) Without the prior written consent of Purchaser, not enter into any new agreements affecting the Project after the Due Diligence Deadline which would survive the Closing, including any leases or service contracts, and not make any modifications or amendments to any agreements affecting the Project after the Due Diligence Deadline which would survive the Closing; provided, however, Seller shall not be obligated to obtain Purchaser's consent for any agreements or modifications which can be terminated on not more than 60 days' notice without the payment of any premium or penalty. Purchaser shall not unreasonably withhold its consent to any such agreements, modifications or amendments; and Purchaser shall be deemed to have given its consent thereto if Purchaser does not notify Seller of its disapproval within five (5) days after receipt of a term sheet setting forth the material terms of the proposed agreement, modification or amendment.

                (E) Terminate, or provide written notice of termination for, any Service Contracts prior to Closing which Purchaser has requested Seller in writing to terminate provided (i) such Service Contracts are terminable prior to or after Closing, (ii) Purchaser gives Seller written notice requesting such termination at least five (5) days prior to Closing, and (iii) Purchaser pays any fees or penalties which are necessary to terminate such Service Contracts. The foregoing notwithstanding, Seller shall terminate any and all property management contracts and leasing agreements with respect to the Project as of the Closing Date, with Seller having fully paid and discharged any and all obligations thereunder.

                (F) Deliver to Purchaser, or make available to Purchaser at the Project, within five (5) business days from the date hereof, copies of the due diligence items described in EXHIBIT F, to the extent they are in the possession of Seller or its agents and to the extent they have not been previously delivered to Purchaser or its agents. All such information shall be kept confidential in accordance with the terms of
        Section 6(F) below.


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

        SECTION 6. ACCESS TO THE PROJECT.

        Subject to the rights of existing tenants of the Project, Seller hereby grants to Purchaser the right to enter onto the Project solely for the purpose of inspecting the Project at Purchaser's sole cost and expense on the following terms and conditions:

                (A) During the period beginning upon the Effective Date and for so long as this Agreement remains in effect, Purchaser shall have the right (a) to review (and Seller shall make available to Purchaser) the books, records, agreements, and other documents in the possession of Seller concerning the Project (the "DUE DILIGENCE DOCUMENTS"), described on EXHIBIT F attached hereto (but excluding materials not directly related to the leasing, operation, maintenance and/or management of the Project such as, without limitation, Seller's internal financial projections, appraisals, and income tax records (the "CONFIDENTIAL DOCUMENTS"), and (b) upon two (2) business days prior notice to Seller, to make a physical inspection of the Project. Purchaser has advised Seller that Purchaser must cause to be prepared up to three (3) years of audited financial statements in respect of the Project in compliance with the policies of Purchaser and certain laws and regulations, including, without limitation, Securities and Exchange Commission Regulation S-X, Rule 3-14. Seller agrees to provide to Purchaser, as a part of the Due Diligence Documents, copies of Seller's books and records for the Project for the three (3) year period preceding the Effective Date of this Agreement. Seller agrees to use reasonable efforts to cooperate with Purchaser's auditors in the preparation of such audited financial statements (it being understood and agreed that the foregoing covenant shall survive Closing), provided that Seller shall not be required to incur any out-of-pocket expense with respect to such cooperation. Without limiting the generality of the preceding sentence (i) Seller will, promptly upon request of Purchaser, provide to Purchaser's auditors a management representation letter, reasonably satisfactory to Purchaser's auditors, addressed to Purchaser's auditors;
        (ii) Seller will make available for interview by Purchaser and Purchaser's auditors the manager of the Project or other agents or representatives of Seller responsible for the day-to-day operation of the Project and the keeping of the books and records in respect of the operation of the Project; and (iii) if Seller has audited financial statements with respect to the Project, Seller shall promptly provide Purchaser's auditors with a copy of such audited financial statements. If after Closing Seller obtains an audited financial statement in respect of the Property for a fiscal period prior to Closing that was not completed at the time of Closing, then Seller shall promptly provide Purchaser with a copy of such audited financial statement, and the foregoing covenant shall survive Closing. At least two (2) business days prior to any entry and inspection, Purchaser shall: (1) deliver to Seller written notice of its intention to enter the Project to conduct such inspection and the proposed time of such entry (Seller shall have the right to reasonably approve such timing and shall have the right to have one or more of its agents or representatives accompany Purchaser and Purchaser's representatives at all times while Purchaser or Purchaser's representatives are on the Project); (2) provide Seller with a copy of a work plan for any physical testing of the Project for Seller's prior written approval, which work plan Seller may modify, limit or disapprove in its reasonable discretion; and (3) provide Seller with a certificate of insurance from Purchaser and Purchaser's contractor or consultant (from an insurance carrier reasonably acceptable to Seller) evidencing the existence of (I) commercial general liability insurance, in an amount not less than $2,000,000 combined limits for any injuries, deaths or property damage sustained as a result of any one accident or occurrence, (y) worker's compensation insurance at statutory limits, and (II) employer's liability insurance in an amount not less than $2,000,000 for each accident, disease per employee and disease policy limit. Purchaser will deliver to Seller an ACORD 25 insurance certificate verifying such coverage on behalf of Purchaser and naming Seller as an additional insured. Any third party contractor or consultant engaged by Purchaser which conducts Phase II environmental inspections of the Project or any invasive testing (including testing for asbestos containing materials) shall also provide evidence of environmental liability insurance of not less than $1,000,000. In addition, Purchaser and Purchaser's representatives waive any claims against Seller and Seller's employees and agents for any injury to persons or damage to property arising out of any inspections or physical testing of the Project not caused by the negligence or willful misconduct of Seller or Seller's employees or agents, including any damage to the tools and equipment of Purchaser and Purchaser's representatives, all of which shall be brought on the Project at the sole risk and responsibility of Purchaser and Purchaser's representatives. Purchaser shall, at its sole cost and expense, comply with all applicable federal, state and local laws, statutes, rules, regulations, ordinances, or policies in conducting any inspection or physical testing of the Project.

                (B) Purchaser agrees to keep the Project free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Purchaser or Purchaser's representatives with respect to any inspection or physical testing of the Project. If any such lien shall at any time be filed, Purchaser shall cause the same to be discharged of record within twenty (20) days thereafter by satisfying the same or, if Purchaser in its discretion and in good faith determines that such lien should be contested, by recording a bond or having such lien insured over in an amount and by a bonding or title insurance company reasonably satisfactory to Seller. If Purchaser fails to discharge, bond or insure over such lien, Seller may discharge the same at Purchaser's expense or may terminate this Agreement or both.

                (C) Purchaser hereby agrees to hold harmless, protect, defend and indemnify, and hereby releases, Seller and its trustees, officers, directors, employees, contractors, agents, subsidiaries and affiliates, and its and their respective successors and assigns and the Project from and against any and all claims, demands, causes of action, losses, liabilities, liens, encumbrances, costs or expenses (including without limitation reasonable attorneys' fees and litigation costs) arising out of, connected with or incidental to: (a) any injuries to persons (including death), (b) any damage to property (real or personal), or (c) any mechanics', workers' or other liens on the Project, by reason of or relating to the work or activities conducted on the Project by Purchaser or Purchaser's representatives.

                (D) Except as approved by Seller in connection with any physical testing of the Project, in no event shall Purchaser or Purchaser's representatives have the right to place any materials or equipment on the Project (including, without limitation, signs or other advertising material) until after the Closing has occurred. In no event shall Purchaser materially interfere with the use of the Project. It is expressly agreed that Purchaser shall have the right to conduct interviews with tenants of the Project, subject to Seller providing advance notice of any scheduled meetings or telephone conferences and the right of Seller or its representatives to be present at such interviews or be a party to any telephone conferences. Purchaser shall, at its sole cost and expense, clean up and repair the Project, in whatever manner necessary, after Purchaser's or Purchaser's representatives' entry thereon so that the Project shall be returned to the same condition that existed prior to Purchaser's or Purchaser's representatives entry thereon.

                (E) Seller shall promptly be provided with a copy of any and all information, materials, reports and data that Purchaser and/or Purchaser's representatives discover, obtain or generate in connection with or resulting from their inspection and physical testing of the Project. Subject to the provisions of Section 6(F) below, all such information, materials, reports and data shall be deemed confidential, and without the prior written consent of Seller, which consent may be withheld in Seller's sole and absolute discretion, Purchaser will: (a) keep such information confidential, unless the information is in the public domain, and not use such information other than in connection with Purchaser's investigation and evaluation of the Project; (b) use its best efforts to safeguard such information from unauthorized disclosure; and (c) not disclose to any person (i) that such information has been made available to Purchaser, (ii) that Purchaser has inspected any portion of such information, (iii) that discussions with respect to the sale of the Project are taking place, or (iv) any other facts with respect to such discussions, including the status thereof.

                (F) Notwithstanding anything contained in this Agreement to the contrary, Purchaser, without the consent of Seller, may (a) disclose information concerning the Project to employees, consultants, accountants, attorneys and prospective investors and lenders of Purchaser provided that such persons agree to treat such information as confidential in accordance with Subsection 6(E), and (b) make without condition such disclosures as may be recommended by Purchaser's legal counsel in order to comply with all financial reporting, securities laws and other legal requirements applicable to Purchaser. Furthermore, nothing contained in this Agreement shall prohibit Purchaser from disclosing any information that is rightfully a matter of public record or within the public domain.

        SECTION 7. CONDITIONS TO CLOSING.

        In addition to the conditions provided in other provisions of this Agreement, the parties' obligations to perform their undertakings provided in this Agreement, are each conditioned on the fulfillment of each of the following which is a condition to such party's obligation to perform hereunder (subject to such party's waiver in strict accordance with Section 9 below):

                (A) As soon as reasonably possible, but in no event later than five (5) business days after the Effective Date, Seller shall cause to be delivered to Purchaser each of the following: (i) a current ALTA survey of the Project certified to Seller, Purchaser and the Title Company (the "SURVEY") subject to the parties' agreements with respect to the cost therefor pursuant to Section 8E of this Agreement, (ii) a title insurance commitment for the Project issued on behalf of the Title Company (the "TITLE COMMITMENT"), and (iii) copies of all title exceptions described therein. Purchaser shall have until the Due Diligence Deadline to disapprove any matters shown on the Survey or Title Commitment; and any matters shown on the Survey or Title Commitment which are not objected to by Purchaser by such date shall be deemed "PERMITTED EXCEPTIONS". If Purchaser disapproves any such matters as set forth above, Seller shall have five (5) business days in which to elect in its sole discretion to correct or cause to be insured over on or prior to Closing any matters which the Purchaser has disapproved; provided, however, except as otherwise provided in Section 8(E) relating to the assumption of the existing loan from Nationwide Life Insurance Company, Seller shall cause any mechanic's and materialman's liens, mortgages, deeds of trust or other instrument creating a lien for borrowed money against all or part of the Project to be discharged and released on or prior to the Closing. Seller may extend the Closing Date for up to thirty (30) days in order to cure any title exceptions which Seller has elected or is obligated to cure hereunder. If Seller does not elect to correct or have insured over any matters disapproved by Purchaser as set forth above, Purchaser shall have five (5) business days after receipt of written Seller's election in which to elect either to waive its objection to such matters, in which case such matters shall be deemed Permitted Exceptions, or to terminate this Agreement and obtain a refund of the Earnest Money; and Purchaser shall be deemed to have elected to terminate this Agreement if Purchaser does not notify Seller of its election within such five (5) business day period. Whether or not Purchaser shall have furnished to Seller any notice of title objections pursuant to the foregoing provisions of this Agreement, Purchaser may, at or prior to Closing, notify Seller in writing of any objections to title first raised by the Title Company between (1) the Due Diligence Deadline, and (2) the date on which the transaction contemplated herein is scheduled to close. With respect to any objections to title set forth in such notice, Seller shall have the same option to cure and Purchaser shall have the same option to accept title subject to such matters or to terminate this Agreement as those which apply to any notice of objections made by Purchaser before the Due Diligence Deadline. If Seller elects to attempt to cure any such matters, the date for Closing shall be automatically extended by a reasonable additional time to effect such a cure, but in no event shall the extension exceed thirty (30) days after the date for Closing set forth in Section 1(D) hereof.

                (B) As a condition of Purchaser's obligation to proceed with Closing (and not as a default), Purchaser shall be satisfied in its sole and absolute discretion with all aspects of the Project; provided, however, if Purchaser does not notify Seller by the Due Diligence Deadline that it is not so satisfied, this condition shall be deemed waived by Purchaser. In the event Purchaser notifies Seller by the expiration of the Due Diligence Deadline that it is not satisfied with the Project, this Agreement shall terminate and the Earnest Money will be returned to Purchaser.

                (C) As a condition to each party's obligation to perform hereunder, the due performance by the other of all undertakings and agreements to be performed by the other hereunder and the truth in all material respects of each representation and warranty as set forth herein made pursuant to this Agreement by the other at the Closing Date except for such changes as are permitted under the terms of this Agreement; provided, however, if either party cannot remake any of its representations and warranties in all material respects as of Closing through no fault of its own, the other party's sole remedies shall either be to terminate this Agreement or waive the condition that such representation or warranty be remade as of Closing.

                (D) As a condition to Purchaser's obligation to perform hereunder (and not as a default), that there shall not have occurred between the date hereof and the Closing Date, inclusive, destruction of or damage or loss to the Project (whether or not covered by insurance proceeds) from any cause whatsoever the cost of which to repair exceeds ten percent (10%) of the Purchase Price. Seller shall promptly notify Purchaser of such damage, and Purchaser shall have five (5) business days after receipt of such notice in which to elect to terminate this Agreement and receive a refund of the Earnest Money. If Purchaser does not elect to terminate this Agreement within such period or if the cost of repairing the damage to the Project is less than ten percent (10%) of the Purchase Price, the parties shall proceed with the Closing in which case Seller shall assign to Purchaser any claims for proceeds from the insurance policies covering such destruction or damage and for any loss of rents, there shall be no adjustment in the Purchase Price (except that Purchaser shall be credited for the amount of any deductible under such casualty insurance policies) and Seller shall have no obligation to repair such damage.

                (E) As a condition to Purchaser's obligation to perform hereunder (and not as a default), there shall not have occurred at any time or times on or before the Closing Date any taking or threatened taking of the Project or any material part thereof by condemnation, eminent domain or similar proceedings; provided, however, Purchaser may elect to waive such condition in which case Seller shall assign to Purchaser at Closing all of Seller's right, title and interest in and to any proceeds resulting from any such proceeding. If Purchaser does not elect to waive such condition, then this Agreement shall terminate and the Earnest Money shall be returned to Purchaser.

        SECTION 8. CLOSING.

        A.      Time.

        The Closing hereunder shall occur at 2:00 p.m., Mountain Standard Time, on the Closing Date at the offices of the Title Company. The foregoing notwithstanding, Purchaser may elect to extend the Closing Date to and including January 6, 2005, by providing Seller with written notice by December 1, 2004, of Purchaser's election to extend the Closing Date, and by depositing directly with Seller at the time that Purchaser delivers such notice additional Earnest Money (the "SECOND ADDITIONAL EARNEST MONEY") in the amount of Two Hundred Fifty Thousand and No/100 US

Dollars ($250,000.00), which Second Additional Earnest Money shall be applied to the Purchase Price at Closing, but which Second Additional Earnest Money shall be non-refundable to Purchaser, except as otherwise provided in this Agreement.

        B.      Actions.

        At the Closing, Seller shall convey the Project to Purchaser; and Purchaser shall pay to Seller the Purchase Price, plus or minus prorations as set forth herein. The Closing shall occur through an escrow, the cost of which shall be shared equally between Purchaser and Seller. Seller shall convey, and Purchaser shall receive, full possession of the Project at Closing, subject only to (i) the Tenant Lease, (ii) Permitted Exceptions, (iii) real estate and personal property taxes not yet due and payable, and (iv) all federal, state and local laws, ordinances and regulations.

        C.      Deliveries.

                (1) At the Closing, Purchaser shall receive each of the following, in form and substance reasonably satisfactory to Purchaser (it being agreed by Purchaser that the documents attached hereto as exhibits are satisfactory in form to Purchaser), all of which shall have been deposited by Seller in escrow with the Title Company at least one
        (1) business day prior to the Closing Date except in the case of the Tenant Estoppel Certificate (as hereinafter defined) which must be deposited at least ten (10) days prior to the Closing Date:

                        (a) a deed in the form attached hereto as EXHIBIT G executed by the Seller;

                        (b) a bill of sale and assignment for the Personal Property in the form of EXHIBIT H, executed by Seller;

                        (c) an assignment of the Service Contracts, in the form of EXHIBIT I attached hereto (the "ASSIGNMENT OF SERVICE CONTRACTS"), executed by Seller, assigning to Purchaser all of the Service Contracts except for those Service Contracts which have been terminated in accordance with the terms hereof;

                        (d) an assignment of the Tenant Lease, in the form of EXHIBIT J hereto (the "ASSIGNMENT OF TENANT LEASES"), executed by Seller;

                        (e) an assignment of the Equipment Leases, if any in the form of EXHIBIT K hereto (the "ASSIGNMENT OF EQUIPMENT LEASES"), executed by Seller;

                        (f) written acknowledgments (the "TENANT ESTOPPEL CERTIFICATE") from the tenant leasing the Project, without material deviation from either the form of EXHIBIT L hereto or the form required under the tenant lease, dated as of a date not more than forty-five (45) days prior to Closing; provided, however, if Seller is unable to obtain the Tenant Estoppel Certificate required herein, Purchaser shall have the option as its sole and exclusive remedies of (i) terminating this Agreement and obtaining a refund of the Earnest Money or (ii) proceeding with the Closing and waiving the requirement that it receive the Tenant Estoppel Certificate, as the case may be, without material deviation; provided that in such event Seller shall provide a Certificate to Purchaser certifying, to Seller's actual knowledge, all of the matters in the Tenant Estoppel Certificate attached as Exhibit L (or if a Tenant Estoppel Certificate was received but omits one or more provisions from the form of Tenant Estoppel Certificate, such omitted provisions).

                        (g) notices to each of the tenants under the Tenant Leases, notifying them of the sale of the Project and directing them to pay all future rent as Purchaser may direct;

                        (h) a closing statement setting forth all prorations and credits required hereunder;

                        (i) an affidavit from Seller that it is not a "foreign person" or subject to withholding requirements under the Foreign Investment in Real Property Tax Act of 1980, as amended;

                        (j) the original of all Tenant Leases, Service Agreements, Equipment Leases and Personal Property; provided, however, Seller shall have access to such items after Closing to the extent reasonably necessary for Seller to resolve any legal matters with respect to the Project relating to the period prior to the Closing;

                        (k) all keys and combinations to locks located at the Project;

                        (l) a termination of the existing management agreement for the Project;

                        (m) such evidence as Purchaser or the Title Company may reasonably require as to the due, authorization, execution and delivery by Seller of this Agreement and the documents required to be executed by Seller hereunder; and

                        (n) a certificate executed by Seller reaffirming that Seller's representations and warranties set forth in this Agreement are true and correct in all material respects as of the Closing except as may be set forth in such certificate, provided such certificate shall be subject to the qualifications and limitations on Seller's liabilities set forth in this Agreement.

                (2) At the Closing Seller shall have received each of the following, in form and substance reasonably satisfactory to Seller (it being agreed by Seller that the documents attached hereto as exhibits are satisfactory in form to the Seller), all of which shall have been deposited by Purchaser in escrow with the Title Company at least one (1) business day prior to the Closing
Date:

                        (a) payment of the Purchase Price, plus or minus prorations;

                        (b) copies of the Assignment of Service Contracts, the Assignment of Tenant Leases and the Assignment of Equipment Leases, executed by Purchaser;

                        (c) such evidence as Seller or the Title Company may reasonably require as to the due, authorization, execution and delivery by Purchaser of this Agreement and the documents required to be executed by Purchaser hereunder; and

                        (d) a certificate executed by Purchaser reaffirming that Purchaser's representations and warranties set forth in this Agreement are true and correct in all material respects as of the Closing except as may be set forth in such certificate, provided such certificate shall be subject to the qualifications and limitations on Purchaser's liabilities set forth in this Agreement.

        D.      Prorations.

        The Purchase Price for the Project shall be subject to prorations and credits as follows to be determined as of 12:01 a.m. Mountain Time on the Closing Date, the Closing Date being a day of income and expense to Purchaser, with all prorations being based on the actual number of days in the year; provided, however, if Seller's bank does not receive the Purchase Price by 2:00 p.m. Mountain Time on the Closing Date, the prorations shall be determined as of 12:01 a.m. on the first business day following the Closing Date:

                1. Purchaser shall receive a credit at Closing for all rents, including estimated payments for operating expenses and real estate taxes, collected by Seller prior to the Closing and allocable to the period after Closing. No credit shall be given the Seller for accrued and unpaid rent or any other non-current sums due from tenants until said sums are paid, and Seller shall retain the right to collect any such rent provided Seller does not sue to evict any tenants or terminate any Tenant Leases. Purchaser shall use reasonable efforts after Closing to collect any rent under the Tenant Leases which has accrued as of the Closing; provided, however, Purchaser shall not be obligated to sue any tenants or exercise any legal remedies under the Tenant Leases. Any portion of any rents collected subsequent to the Closing Date by Purchaser and properly allocable to periods prior to the Closing Date shall be paid, promptly after receipt, to the Seller, but subject to all of the provisions of this Section hereof; and any portion thereof collected subsequent to the Closing Date by Seller and properly allocable to periods on or subsequent to the Closing Date shall be promptly paid to Purchaser. All payments collected from tenants after Closing shall first be applied to any costs or expenses of collection of Purchaser, then any operating expenses for the month in which the Closing occurs, then to any rent due to Purchaser for the period after Closing and finally to any rent due to Seller for the period prior to Closing; provided, however, notwithstanding the foregoing, if Seller collects any payments from tenants after Closing through its own collection efforts, Seller may first apply such payments to rent due the Seller for the period prior to Closing, Any cash security deposits held by Seller at Closing shall be credited to Purchaser on the Closing Date, and any non-cash security deposits held by Seller at Closing, including letters of credit, shall be assigned and delivered to Purchaser at Closing. If any security deposits are in the form of letters of credit, Seller shall arrange for them to be transferred or reissued in favor of Purchaser or (if necessary) to be held for benefit of Purchaser and Seller shall cooperate with Purchaser to draw upon such letter of credit in accordance with the applicable Tenant Leases; such transfer or reissuance may be completed after Closing if not practically capable of being completed on or before Closing. Any letter of credit, transfer or reissue fees charged by the issuing banks shall be paid by Purchaser, to the extent not required to be paid by the respective tenant.

                2. The adjustment rent or escalation payments payable under the Tenant Leases for taxes and operating expenses shall be reprorated after their final determination based on Seller's and Purchaser's respective share of such taxes and operating expenses. As soon as reasonably possible after the end of the year in which the Closing occurs, Purchaser shall make a final calculation of the real estate taxes and operating expenses for the Project for such year as well as the adjustment rent or escalation payments payable under the Tenant Leases in connection therewith. Purchaser shall also calculate Purchaser's and Seller's share thereof as set forth in the preceding sentence, which calculation shall be submitted to Seller for its reasonable approval. If Seller has collected more in estimated payments from the tenants for operating expenses and taxes than it is entitled to retain after the final reconciliations are completed, Seller shall pay such excess to Purchaser for refund to the tenants; and, if Seller has collected less in estimated payments than it is entitled to receive after the final reconciliations are completed, Purchaser shall bill the tenants for such amount and shall remit such amounts to Seller upon receipt.

                3. Except to the extent they are directly paid by the tenants, real estate and personal property taxes due and payable with respect to the Project in the year in which the Closing occurs (regardless of when such taxes accrue) shall be prorated based on the portion of the year which has elapsed prior to the Closing Date. If the amount of any such taxes have not been determined as of Closing, such credit shall be based on the most recent ascertainable taxes and shall be reprorated upon issuance of the final tax bill. If the taxes can be paid on a discounted basis, the proration shall be done on the basis of the discounted amount payable at the time of Closing. Seller shall also give Purchaser a credit for any special assessments against the Project which are due and payable for the periods prior to Closing and Purchaser shall be responsible for all special assessments due and payable on or for periods after the Closing.

                4. If, after the Closing, Purchaser or Seller receives (in the form of a refund, credit, or otherwise) any amounts as a result of a real property tax contest, appeal, or protest (a "Protest"), such amounts will be applied as follows: first, to reimburse Purchaser or Seller, as applicable, for all costs incurred in connection with the Protest; second, to Purchaser for payment of refunds payable to past, present, or future tenants of the Project, in accordance with the terms of any Tenant Leases; and third, to Seller to the extent that such Protest covers the period prior to the Closing Date and to Purchaser to the extent that such Protest covers the period from and after the Closing Date. Seller will not initiate any new Protest without the prior reasonable approval of Purchaser, and Seller will not unreasonably refuse to initiate a Protest prior to the Closing Date if Purchaser so requests in writing.

                5. Utilities and fuel payable by the owner of the Project, including, without limitation, steam, water, electricity, gas and oil, which are not directly paid by tenants, shall be prorated as of the Closing. The Seller shall use reasonable efforts to cause the meters, if any, for utilities to be read the day on which the Closing Date occurs and to pay the bills rendered on the basis of such readings. If any such meter reading for any utility is not available, then adjustment therefor shall be made on the basis of the most recently issued bills therefor which are based on meter readings no earlier than thirty (30) days prior to the Closing Date; and such adjustment shall be reprorated when the next utility bills are received. Purchaser shall give Seller a credit at Closing for all freely assignable deposits with utility companies serving the Project in which case Seller shall assign its rights to such deposits to Purchaser at the Closing; or, at Seller's option, Seller shall be entitled to receive a refund of such deposits from the utility companies, and Purchaser shall post its own deposits.

                6. Charges payable under the Service Contracts assigned to Purchaser pursuant to this Agreement.

                7. Interest paid (or payable) on Seller's existing loan on the Project to the extent that Purchaser elects to assume such loan as set forth in Section 8E below.

        At least three (3) days prior to Closing, Seller shall deliver to Purchaser a draft closing statement setting forth the prorations required hereunder. Within sixty (60) days after the Closing Date, Purchaser and Seller shall agree on a revised closing statement to the extent additional information is received after Closing with respect to the prorations described above; provided, however, Seller shall in any event be entitled to recover its share of any tax refunds as set forth herein paid after such final prorations. The party owing money to the other party based on any revisions to the prorations shall make such payment within ten (10) business days after agreement on such revisions.

        E.      Closing Costs.

        Purchaser shall pay (1) the cost of any endorsements to the Title Policy (defined below) requested by Purchaser, (2) the cost of any title policy required by any lender (including but not limited to any date down endorsement or title policy required by Seller's Lender in the event that Purchaser elects to assume Seller's loan on the Project), (3) the cost of the survey of the Project in excess of $2,500.00, (4) one-half of any escrow or closing charge by the Title Company, (5) any transfer taxes, deed stamps, recording expenses or other governmental charges legally or customarily payable in connection with the recording of deeds in the jurisdiction where the Project is located, (6) any sales or similar taxes payable on the transfer of the Personal Property, and (7) its own due diligence and legal expenses. Seller shall pay (1) the cost of the Title Policy (defined below), (2) the cost of the survey of the Project up to $2,500.00, (3) one-half of any escrow or closing charge by the Title Company, and (4) its own legal expenses.

        In addition to the foregoing, Purchaser shall be responsible, at its sole cost and expense, for: (1) all costs associated with Purchaser's assumption of Seller's existing loan on the Project from Nationwide Life Insurance Company ("SELLER'S LENDER"), which loan is secured by a deed of trust on the Project, including but not limited to the 75/100 percent (0.75%) assumption fee payable to Seller's Lender; or (2) in the event that Purchaser elects not to assume Seller's existing loan on the Project, Purchaser shall be responsible for the payment of the two percent (2.0%) prepayment fee to Seller's Lender, regardless of how such fee is characterized by Seller's Lender.

        F.      Leasing Expenses.

        [Intentionally Deleted]

        G.      Title.

        At the Closing, the Title Company shall issue or have fully committed itself to issue to Purchaser an ALTA Policy of Title Insurance or the form of title insurance policy prescribed by State law (the "Title Policy") with Purchaser named as insured, dated as of the Closing Date, with a liability limit equal to the Purchase Price, insuring that title to the Land and the Improvements is vested in Purchaser, subject only to the Permitted Exceptions and Tenant Lease. If the Title Policy discloses any liens or encumbrances which are not Permitted Exceptions and which the Seller voluntarily created, Purchaser may remove such liens at Closing by paying so much of the Purchase Price to the holders of the liens as is necessary to do so. If the Title Policy discloses any other liens or encumbrances which are not Permitted Exceptions, Purchaser may elect either to waive its objection to such liens or encumbrances in which case they shall be deemed to be Permitted Exceptions or terminate this Agreement and receive a refund of the Earnest Money.

        SECTION 9. WAIVER; SEVERABILITY.

        Each party hereto may, at any time or times, at its election, waive any of the conditions to its obligations hereunder by a written waiver expressly detailing the extent of such waiver (and no other waiver or alleged waiver by such party shall be effective for any purpose). No such waiver shall reduce the rights or remedies of such party by reason of any breach by the other party or parties of any of its or their obligations hereunder. If any term, covenant, condition or provision of this Agreement, or the application thereof to any person or circumstance, shall to any extent be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Agreement, or the application thereof to any person or circumstance, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

        SECTION 10. BROKERS.

        Each party represents and warrants to the other that it has not engaged or dealt with any brokers or finders in connection with the transactions set forth herein, and each party shall indemnify and hold the other party harmless from any claim, liability, loss or damage resulting from the indemnifying party's breach of the foregoing representation and warranty.

        SECTION 11. SURVIVAL; FURTHER INSTRUMENTS.

        Except as expressly set forth herein, none of the terms and provisions herein shall survive the Closing. Each party will, whenever and as often as it shall be requested so to do by the other, cause to be executed, acknowledged or delivered any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this Agreement and as is consistent with this Agreement.

        SECTION 12. NO THIRD PARTY BENEFITS.

        This Agreement is made for the sole benefit of Purchaser and Seller and their respective successors and assigns (subject to the limitation on assignment set forth below), and no other person or persons shall have any right or remedy or other legal interest of any kind under or by reason of this Agreement. Whether or not either party hereto elects to employ any or all the rights, powers or remedies available to it hereunder, such party shall have no obligation or liability of any kind to any third party by reason of this Agreement or by reason of any of such party's actions or omissions pursuant hereto or otherwise in connection with this Agreement or the transactions contemplated hereby.

        SECTION 13. REMEDIES.

        If Purchaser defaults hereunder prior to Closing, Seller's sole remedy shall be to retain the Earnest Money as liquidated damages; provided, however, the Earnest Money shall not be deemed liquidated damages or a limit as to Purchaser's liability under Section 6 of this Agreement, and Purchaser shall be liable for the full amount of any obligations it has under Section 6 without regard to the amount of the Earnest Money. The parties agree that Seller's damages in the event of a default by Purchaser prior to Closing will be difficult to determine and that the Earnest Money is a fair estimate of those damages. If Seller shall default hereunder prior to Closing, Purchaser shall be entitled as its sole remedies to terminate this Agreement and obtain a refund of the Earnest Money or to sue for specific performance of this Agreement; and Purchaser waives any other rights or remedies at law or equity. Seller shall have no liability after Closing for the breach of any representations, warranties or covenants set forth in this Agreement except to the extent the loss suffered by Purchaser as a result of such breaches exceeds Fifty Thousand and No/100 Dollars ($50,000.00) in the aggregate (at which point, subject to the following clause, Seller shall be liable for all losses relating back to the first dollar of loss), and in no event shall Seller's liability under this Agreement after Closing as a result of such breaches exceed Five Hundred Thousand and No/100 Dollars ($500,000.00) in the aggregate.

        SECTION 14. NOTICES.

        All notices and other communications which either party is required or desires to send to the other shall be in writing and shall be sent by (i) facsimile provided a copy thereof is also sent by one of the following means,
(ii) hand delivery, (iii) registered or certified mail, postage prepaid, return receipt requested, or (iv) nationally-recognized overnight courier service . Notices and other communications shall be deemed to have been given on actual receipt. Notices shall be addressed as follows:

        (a)     To Seller:

                c/o LaSalle Investment Management, Inc.
                950 Seventeenth Street, Suite 1850
                Denver, Colorado 80202
                Attn:  Will Robb
                Telephone Number (303) 260-6500
                Facsimile Number: (303) 260-6501

                with a copy to:

                Charles W. Bess, Esq.
                Ducker Montgomery Lewis & Aronstein, P.C.
                1560 Broadway, Suite 1400
                Denver, Colorado 80202
                Telephone Number: (303) 861-2828
                Facsimile Number: (303) 861-4017

        (b)     To Purchaser:

                Behringer Harvard Funds
                15601 Dallas Parkway
                Suite 600
                Addison, Texas 75001
                Attn: Charles Nolen
                Telephone Number (866) 655-3600
                Facsimile Number: (866) 655-3610

                with copy to:

                Powell & Coleman, L.L.P.
                8080 North Expressway Central, Suite 1380
                Dallas, Texas  75206
                Attn:  Patrick M. Arnold
                Telephone Number:  (214) 373-8767
                Facsimile Number:  (214) 373-8768

or to such other person and/or address as shall be specified by either party in a notice given to the other pursuant to the provisions of this Paragraph.

        SECTION 15. ATTORNEYS' FEES.

        In the event either party institutes legal proceedings to enforce its rights hereunder, the prevailing party in such litigation shall be paid all reasonable expenses of the litigation by the losing party, including its attorneys' fees.

        SECTION 16. CONFIDENTIALITY.

        Subject to Section 6(F), Seller and Purchaser agree to keep this Agreement confidential and not disclose or make any public announcements with respect to the subject matter hereof without the consent of the other party (which consent shall not be unreasonably withheld or delayed).

        SECTION 17. LIMITATION ON LIABILITY.

        Any obligation or liability of either of the parties hereunder shall be enforceable only against, and payable only out of, the property of such party, and in no event shall any officer, director, shareholder, partner, beneficiary, agent, advisor or employee of either party be held to any personal liability whatsoever or be liable for any of the obligations of the parties hereunder.

        SECTION 18. MISCELLANEOUS.

        A. This Agreement (including all Exhibits hereto which are hereby incorporated by reference) contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters.

        B. This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado, without regard to its rules regarding conflicts of laws.

        C. Seller may not assign, prior to Closing, all or any part of its rights under this Agreement without the prior written consent of Purchaser. Purchaser may not assign its rights under this Agreement without the prior written consent of Seller, with the express exception that Purchaser may assign its rights under this Agreement to an Affiliate (as hereinafter defined) without the consent of Seller; any assignee shall be deemed to have assumed all of the assignor's obligations hereunder. Upon any assignment by Purchaser of this Agreement and assumption hereof by an assignee, the assignee shall be substituted for the initial Purchaser for all purposes, and the assignor shall remain liable hereunder. Purchaser shall notify Seller at least two (2) days prior to the Closing of any assignment of this Agreement. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. For purposes of this Section 18 (C), the term "Affiliate" shall mean: (a) an entity that controls, is controlled by, or is under common control with Purchaser; (b) any partnership in which Purchaser or Purchaser's controlling member is the general partner; (c) any fund or entity sponsored by Purchaser; or (d) any entity that retains Purchaser or a company affiliated with Purchaser to manage the Property.

        D. Time is of the essence of this Agreement and each provision hereof.

        E. The provisions of this Agreement may not be amended, changed or modified orally, but only by an agreement in writing signed by both parties.

        F. Purchaser shall not record this Agreement, any memorandum of this Agreement, any assignment of this Agreement or any other document which would cause a cloud on the title to the Project prior to Closing.

        G. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be one and the same instrument.

        H. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

        I. The parties hereto agree that the submission of a draft of this Agreement by one party to another is not intended by either party to be an offer to enter into a legally binding contract with respect to the purchase and sale of the Project. The parties shall be legally bound with respect to the purchase and sale of the Project pursuant to the terms of this Agreement only if and when the parties have been able to negotiate all of the terms and provisions of this Agreement in a manner acceptable to each of the parties in their respective sole discretion, including, without limitation, all of the Exhibits and Schedules hereto, and both Seller and Purchaser have fully executed and delivered to each other a counterpart of this Agreement, including, without limitation, all Exhibits and Schedules hereto. If Seller shall not receive three (3) counterparts of this Agreement executed by Purchaser by 5:00 p.m. Mountain Standard Time on November 8, 2004, the negotiation of this transaction shall terminate, and neither party shall have any obligation to engage in further negotiations for purchase and sale of the Project. If Purchaser does not receive a counterpart signed by Seller on November 10, 2004, Purchaser shall have no obligation whatsoever hereunder and any offer made by Purchaser shall be deemed revoked.

        J. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

        K. Within ten (10) days after the Effective Date, Seller and Purchaser shall exchange such information as the other party requests in order to enable such parties to determine whether the transaction that is the subject of this Agreement will result in a sale to a party-in-interest or otherwise subject either Seller or Purchaser to any liability under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or related provisions of the Internal Revenue Code of 1986, as amended (the "CODE"). If either Seller or Purchaser, in its reasonable judgment, concludes that this transaction is a sale to a party-in-interest or otherwise will result in liability under ERISA or related provisions of the Code, then either Seller or Purchaser may terminate this Agreement and the Earnest Money shall be returned to Purchaser.

        L.      All Exhibits hereto are incorporated herein by reference.


        [Remainder of Page Intentionally Blank, Next Page Signature Page]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                       SELLER

                                       PERA MINERAL, INC.
                                       a Colorado non-profit corporation


                                       By:
                                          --------------------------------------
                                                Kathryn G. Spritzer
                                                Vice President



                                       PURCHASER

                                       HARVARD PROPERTY TRUST, LLC,
                                       d/b/a BEHRINGER HARVARD FUNDS
                                       a Delaware limited liability company


                                       By:
                                           -------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                     JOINDER

        The undersigned acknowledges receipt of a copy of the foregoing Agreement and agrees to hold the Earnest Money in accordance with the terms of the Agreement and the following additional terms:

        1. Escrow Agent shall invest the Earnest Money in a money market account at ________________________ Bank. All interest earned on the Earnest Money shall be added to the Earnest Money and be deemed a part of the Earnest Money for purposes hereof.

        2. For purposes of complying with Internal Revenue Service regulations (and not to indicate in any way ownership of the Earnest Money or a right to withdraw or encumber the Earnest Money), interest earned on the Earnest Money shall be reported to the Internal Revenue Service as earned by Purchaser. Purchaser's Federal Tax ID number is __________________.

        3. Upon the Closing, Escrow Agent shall disburse the Earnest Money to Seller and credit it against the Purchase Price.

        4. If the Closing does not occur or in the event of any doubt or uncertainty by Escrow Agent as to the propriety of disbursing the Earnest Money, the Escrow Agent shall retain the Earnest Money, without penalty or liability until the parties provide written instructions for the disbursement of the Earnest Money or until a final adjudication is made as to its proper disposition. In this regard, Escrow Agent shall be entitled to rely absolutely on the advice of its counsel.

        5. Escrow Agent shall receive no compensation for holding the Earnest Money or acting as escrow agent hereunder.

        6. Escrow Agent herein is acting solely as a stakeholder for the purpose of accommodating the Purchaser and Seller. It has no interest whatsoever in the Earnest Money.

        7. Purchaser and Seller agree to jointly and severally indemnify and hold Escrow Agent harmless from any loss or damage, including reasonable attorney's fees, which Escrow Agent may suffer or incur, as a result of its activities in holding the Earnest Money; provided, however, that nothing herein shall be deemed to relieve Escrow Agent from acts of gross negligence or willful misconduct.

        IN WITNESS WHEREOF, the Escrow Agent has executed this Joinder as of the date of the Agreement.


                                         ---------------------------------------

                                          By:
                                             ----------------------------------
                                          Title:
                                                -------------------------------

                                 COLORADO RIDER

SPECIAL TAXING DISTRICTS. The following disclosure is included in accordance with Section 38-35.7-101, C.R.S.:

        SPECIAL TAXING DISTRICTS MAY BE SUBJECT TO GENERAL OBLIGATION INDEBTEDNESS THAT IS PAID BY REVENUES PRODUCED FROM ANNUAL TAX LEVIES ON THE TAXABLE PROPERTY WITHIN SUCH DISTRICTS. PROPERTY OWNERS IN SUCH DISTRICTS MAY BE PLACED AT RISK FOR INCREASED MILL LEVIES AND EXCESSIVE TAX BURDENS TO SUPPORT THE SERVICING OF SUCH DEBT WHERE CIRCUMSTANCES ARISE RESULTING IN THE INABILITY OF SUCH A DISTRICT TO DISCHARGE SUCH INDEBTEDNESS WITHOUT SUCH AN INCREASE IN MILL LEVIES. PURCHASERS SHOULD INVESTIGATE THE DEBT FINANCING REQUIREMENTS OF THE AUTHORIZED GENERAL OBLIGATION INDEBTEDNESS OF SUCH DISTRICTS, EXISTING MILL LEVIES OF SUCH DISTRICT SERVICING SUCH INDEBTEDNESS, AND THE POTENTIAL FOR AN INCREASE IN SUCH MILL LEVIES.

Initials of Purchaser:                 Initials of Seller:


------------------------           --------------------------